UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 4, 2011

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On August 8, 2011, Jones Soda Co. (the "Company") and the New Jersey Nets announced that the two parties have opted not to continue their sponsorship relationship under the Sponsorship & Beverage Availability Agreement ("the Amended Sponsorship Agreement"), dated October 25, 2007 and amended as of October 29, 2007, among Jones Soda Co., Brooklyn Arena, LLC ("Brooklyn Arena") and New Jersey Nets Basketball, LLC (together with Brooklyn Arena, the "Brooklyn Parties"). Termination of the Amended Sponsorship Agreement was effective August 4, 2011.

Under the Amended Sponsorship Agreement, the Company was to be the exclusive provider of carbonated soft drinks at the proposed new sports and entertainment arena that the Brooklyn Arena and the New Jersey Nets basketball team intend to develop in Brooklyn, New York. In connection with the termination, the Company agreed to pay $500,000 to the Brooklyn Parties, which includes a $150,000 payment owed under the Amended Sponsorship Agreement in connection with annual sponsorship fees for the year ended December 31, 2010 and the first half of 2011, and a termination fee of $350,000 payable in three installments ending March 1, 2012. The decision to discontinue the sponsorship relationship represents a strategic decision by both companies.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

August 8, 2011	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 8, 2011